Exhibit 99.1
Contact:
Priscilla Harlan
Vice President, Corporate Communications & Investor Relations
Molecular Insight Pharmaceuticals, Inc.
(617) 492-5554
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals, Inc. Selected to Present ZemivaTM
Phase 2b Clinical Trial Data in Late Breaking Clinical Forum at American
Society of Nuclear Cardiology Annual Meeting
Cambridge, MA, August 6, 2007 — Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today that a study on results from the Zemiva (iodofiltic acid I 123 or BMIPP) Phase 2b clinical trial has been accepted as an oral, late breaking presentation at the upcoming annual meeting of the American Society of Nuclear Cardiology (ASNC). The performance characteristics of Zemiva (BMIPP) SPECT imaging for detecting/ruling out Acute Coronary Syndrome (ACS) were investigated in a Phase 2b multicenter trial of 105 patients enrolled at eight study sites. Zemiva images from the trial were analyzed using the company’s validated reference database of normal images. The Zemiva Normals reference database, in conjunction with a quantitive program, assesses the performance of Zemiva in detecting and ruling out ACS.
Zemiva is in clinical development for the diagnosis of cardiac ischemia, or insufficient blood supply to an area of the heart, in patients with suspected ACS in the emergency department setting. The Normals database is a tool that enables the interpreting physician to compare a patient’s cardiac image against that of a representative population of “normal” images as defined by computer-compiled data. Molecular Insight is using this recently validated normals database prospectively as part of the company’s clinical development program for Zemiva. It will also be used in Zemiva’s recently initiated clinical trial involving 600 to 700 chest pain patients.
The presentation, “Phase 2B study of b-methyl-P-[123I]-Iodophenyl-Pentadecanoic Acid (BMIPP) for Identification of Ischemic Myocardium in Emergency Department Patients with Suspected Acute Coronary Syndrome (ACS),” will be held on Sept. 8, 2007 at ASNC’s annual meeting in San Diego, California, at 4:15 p.m. Pacific Time during the 3:30 p.m.- 5:30 p.m. session for late breaker abstracts.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The company is focused on discovering, developing and commercializing innovative and targeted radiotherapeutics and molecular imaging pharmaceuticals with initial applications in the areas of oncology and cardiology. Its lead targeted radiotherapeutic product candidates, Azedra and Onalta, are being developed for detection and treatment of cancer. The company’s lead molecular imaging pharmaceutical product candidate, Zemiva, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. In addition, the company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. Molecular Insight

Pharmaceuticals is based in Cambridge, Massachusetts and its website address is: www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Azedra™, Onalta™, Zemiva™ and any other statements relating to product candidates, product development programs, the U.S. FDA, the recently initiated clinical trial and the clinical trial process, and statements about the presentation at the upcoming annual meeting of the ASNC. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
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